PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Exhibit 99.13

ALLERGAN, INC. 2525 DUPONT DRIVE IRVINE, CALIFORNIA 92612

SUBMIT YOUR PROXY BY INTERNET

Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [—], Eastern time on [—], 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until [—], Eastern time on [—], 2015. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you need help with voting, please call (toll-free) 877-800-5187 for assistance. If you submit your proxy by phone or Internet, please do not mail your Proxy Card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLERGAN, INC.

The Board of Directors recommends that you vote FOR each of the following proposals:

1. to adopt the Agreement and Plan of Merger, dated as of November 16, 2014, as it may be amended from time to time (the “Merger Agreement”), by and among Actavis plc, Avocado Acquisition Inc. and Allergan, Inc. (the “Merger Proposal”).

	☐	For	☐	Against	☐	Abstain

2. to approve the adjournment of the meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Merger Proposal.	☐	For	☐	Against	☐	Abstain

3. to approve, on a non-binding, advisory basis, the compensation to be paid to Allergan’s named executive officers that is based on or otherwise relates to the Merger.	☐	For	☐	Against	☐	Abstain

	For address change/comments, mark here. (see reverse for instructions)	☐

	Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ALLERGAN, INC.

2525 Dupont Drive

Irvine, California 92612

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING ON [—], 2015.

Arnold A. Pinkston and Matthew J. Maletta (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Allergan, Inc., to be held on [—] at [—], at [—] Eastern time, and any adjournments or postponements thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Allergan Special Meeting.

☐ Please check this box if you wish to withhold discretionary authority of the Proxyholders. Leaving this box unchecked means that the Proxyholders may use their discretion to vote on the proposals relating to the Allergan Special Meeting.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE